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                                            EXHIBIT (12)

                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ---------------------------------------------------
                                         Millions of Dollars

                                                                   Years Ended June 30
                                               -------------------------------------------------
                                               1990       1991      1992      1993      1994
                                               ------     ------    ------    ------    ------
EARNINGS AS DEFINED
- - -------------------
 Earnings from operations before income taxes
   after eliminating undistributed earnings
     of 20% to 50% owned affiliates            $2,401     $2,652    $2,870    $  294    $3,307

 Fixed charges excluding capitalized interest     480        435       584       631       569
                                               --------   --------  --------  --------  --------

     TOTAL EARNINGS, AS DEFINED                $2,881     $3,087    $3,454    $  925    $3,876
                                               ======     ======    ======    ======    ======

FIXED CHARGES, AS DEFINED
- - -------------------------

 Interest expense                              $  442     $  395    $  510    $  552    $  482
 1/3 of rental expense                             38         40        74        79        87
                                               -------    -------   -------   -------   -------
                                                  480        435       584    $  631    $  569
 Capitalized interest                               3         17        25        25        19
                                               -------    -------   -------   -------   -------

     TOTAL FIXED CHARGES, AS DEFINED           $  483     $  452    $  609    $  656    $  588
                                               ======     ======    ======    ======    ======

     RATIO OF EARNINGS TO FIXED CHARGES           6.0        6.8       5.7       1.4       6.6
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